UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On April 10, 2015, the Board of Directors (the “Board”) of Egalet Corporation (the “Company”) appointed Nicholas C. Nicolaides and John Osborn as directors of the Company. The Board has not yet made a determination regarding the committees on which Dr. Nicolaides and Mr. Osborn will serve.

Mr. Osborn is currently serving in various corporate positions. Since 2013, he has been the Senior Advisor in the Corporate & Government Regulatory Practices Group at Hogan Lovells US LLP, and the Executive-in-Residence of the Healthcare Group at Warburg Pincus. From 2012 to 2013, Mr. Osborn was the Senior Vice President of Global Corporate Affairs at Onyx Pharmaceuticals, Inc., a cancer therapeutics company. From 2011 to 2012, he was the Executive Vice President and General Counsel & Secretary of Dendreon Corporation, a biotechnology company that specializes in antigen identification, engineering and cell processing. Mr. Osborn was also the Executive Vice President & General Counsel of McKesson Specialty Health/US Oncology from 2010 to 2011. From 2008 to 2011, Mr. Osborn was a commissioner for the U.S. Advisory Commission on Public Diplomacy. Mr. Osborn was also the Executive Vice President, General Counsel & Secretary for Cephalon, Inc., a biopharmaceutical company, from 1997 to 2008. From 1992 to 1997, he was the Vice President, Associate General Counsel & Assistant Secretary of DuPont Merck Pharmaceutical Company.

Dr. Nicolaides has held various academic and professional positions. He is the founder of Morphotek Inc. (“Morphotek”), and since 2000 has served as the President and Chief Executive Officer of Morphotek, where he assisted in the development of clinical stage farletuzumab, amatuximab, and ontuxizumab antibodies. From 2000 to 2007, he was also the Chief Scientific Officer of Morphotek in addition to serving as its President and Chief Executive Officer. From 1996 to 2000, he was the Director of Research at Magainin Pharmaceuticals Inc., where he assisted with the research for the genetic and molecular basis of respiratory diseases. He was a post-doctoral fellow at the Johns Hopkins Oncology Center from 1993 to 1996, where he discovered morphogenics, a genome evolution platform technology.

Upon their appointment to the Board, Dr. Nicolaides and Mr. Osborn each became entitled to receive an annual cash retainer in the amount of $35,000 under the Company’s non-employee director compensation policy. In addition, under the policy and pursuant to the Company’s 2013 Stock-Based Incentive Compensation Plan, Dr. Nicolaides and Mr. Osborn were each automatically granted options to purchase 20,000 shares of the Company’s common stock upon their respective appointments.

Additional information regarding Mr. Nicolaides’ and Mr. Osborn’s appointments as directors are contained in the press release attached hereto as Exhibit 99.1.

Item                      9.01                        Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 13, 2015